Exhibit 10.1

Amendment NO. 1 to AGREEMENT
This AMENDMENT NO. 1 TO AGREEMENT (this "Amendment") is made as of August 9, 2012, by and among Pixelworks, Inc., an Oregon corporation (the “Company”), and Steven R. Becker, an individual resident of Texas (“Becker”), Matthew A. Drapkin, an individual resident of New York (“Drapkin”), BC Advisors, LLC, a Texas limited liability company, Becker Drapkin Management, L.P., a Texas limited partnership, Becker Drapkin Partners (QP), L.P., a Texas limited partnership, Becker Drapkin Partners, L.P., a Texas limited partnership, and BD Partners IV, L.P., a Texas limited partnership (collectively with Becker and Drapkin, the “Shareholder Group”), and Bradley Shisler, an individual resident of Texas (“Shisler”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (defined below).
WHEREAS, the Company, Becker, Drapkin and the other members of the Shareholder Group and Shisler previously entered into that certain Agreement, dated as of February 8, 2012 (the "Agreement"), and such parties have determined that it is advisable to amend the terms of the Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions set forth herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.    Section 8(a) of the Agreement is hereby amended to add new subclause (iii) at the end of Section 8(a) and within the parenthetical:
“and (iii) the direct acquisition by the Shareholder Group of up to an aggregate of 880,000 additional shares of the Common Stock on or before November 30, 2012, in addition to the acquisition or exercise of any equity based compensation Becker may receive pursuant to Section 12, provided that the Shareholder Group promptly informs the Company of any such acquisition(s)”
2.    All other sections, terms and conditions of the Agreement not expressly amended in this Amendment shall remain unmodified and in full force and effect.
3.    Sections 20, 21, 22 and 25 of the Agreement are hereby incorporated into and made part of this Amendment and shall be interpreted for purposes of this Amendment as if the word "Amendment" was substituted for the word "Agreement" therein.
4.    The Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof. This Amendment may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date first written above.

COMPANY:
PIXELWORKS, INC.

By: /s/ Steven L. Moore
Steven L. Moore
VP and CFO

/s/ Steven R. Becker	/s/ Matthew A. Drapkin
Steven R. Becker	Matthew A. Drapkin

BC ADVISORS, LLC	BECKER DRAPKIN MANAGEMENT, L.P.
By: BC Advisors, LLC, its general partner
By: /s/ Steven R. Becker	By: /s/ Steven R. Becker
Name: Steven Becker	Name: Steven Becker
Title: Managing Partner	Title: Managing Partner

BECKER DRAPKIN PARNTERS (QP), L.P.	BECKER DRAPKIN PARTNERS, L.P.
By: Becker Drapkin Management, L.P., its general partner	By: Becker Drapkin Management, L.P., its general partner
By: BC Advisors, LLC, its general partner	By: BC Advisors, LLC, its general partner
By: /s/ Steven R. Becker	By: /s/ Steven R. Becker
Name Steven Becker	Name: Steven Becker
Title: Managing Partner	Title: Managing Partner

BD PARTNERS IV, L.P.
By: Becker Drapkin Management, L.P., its general partner
By: BC Advisors, LLC, its general partner
By: /s/ Steven R. Becker
Name Steven Becker
Title: Managing Partner

/s/ Bradley Shisler
BRADLEY SHISLER